Exhibit 99.1

Campbell Completes Acquisition of Sovos Brands, Inc.

•	Strengthens and diversifies Campbell’s Meals & Beverages portfolio with additional high-growth brands including premium market-leading Rao’s sauce, along with Michael Angelo’s and noosa

•	Risa Cretella from Sovos Brands to lead new Distinctive Brands unit within Meals & Beverages division

•	Significant long-term shareholder value creation expected through meaningful sales and earnings growth contribution

CAMDEN, N.J., March 12, 2024—Campbell Soup Company (NYSE: CPB) today announced it has completed the acquisition of Sovos Brands, Inc. (“Sovos Brands”) for $23 per share in an all-cash transaction, which represents a total enterprise value of approximately $2.7 billion.

“This important milestone in Campbell’s history adds several market-leading and scaled premium brands to our company,” said Campbell’s President and CEO Mark Clouse. “It accelerates Campbell’s successful strategy and provides a substantial runway for sustained profitable growth. An enhanced Meals & Beverages division paired with our differentiated Snacks division creates an advantaged portfolio that makes Campbell one of the most dependable and growth-oriented large capitalization value names in food.”

The Sovos Brands portfolio consists of a variety of premium products including pasta sauces, dry pasta, soups, frozen entrées, frozen pizza and yogurts under the brand names Rao’s, Michael Angelo’s and noosa. Sovos Brands recently reported $1.0 billion in net sales for the year ended Dec. 30, 2023 with an organic net sales increase of 25%1 year over year. Rao’s organic net sales increased 37%2, generating $775 million in annual revenue as it continued its march toward becoming a $1 billion brand.

New Distinctive Brands Business Unit within Meals & Beverages Combines Acquired Brands with Pacific Foods to Drive Accelerated Growth

To drive the continued growth trajectory of these premium brands, the company has formed a new business unit within the Meals & Beverages division called Distinctive Brands. Pacific Foods, a significant growth engine since it was acquired in December 2017, will be paired with Rao’s, Michael Angelo’s and noosa to form the unit. The other three business units in the Meals & Beverages division are U.S. Retail, Canada and Foodservice.

1 Sovos Brands Organic Net Sales and Organic Net Sales growth are defined as Reported Net Sales or Reported Net Sales growth excluding, when they occur, the impact of a 53rd week of shipments, acquisitions, and divestitures. Refer to non-GAAP reconciliation

2 Reflects Net Sales generated in the 53rd week of Fiscal Year 2022 by Rao’s brand. Refer to non-GAAP reconciliation

Distinctive Brands will be led by Risa Cretella, Senior Vice President and General Manager, and will have dedicated teams supported by Campbell’s scaled capabilities. Cretella most recently served as Chief Sales Officer at Sovos Brands. She will report to Mick Beekhuizen, Campbell’s Executive Vice President and President, Meals & Beverages.

“We’re excited to welcome the talented Sovos team to Campbell,” said Beekhuizen. “Risa is an accomplished leader with a strong record of growth and impact at Sovos, which makes her the right person to lead the Distinctive Brands business unit and build upon the trajectory and incredible momentum of these premium brands. Our Distinctive Brands business unit will fuel the transformation of our Meals & Beverages categories to accelerate growth.”

The noosa brand is a well-run business supported by a dedicated team. As stated when the acquisition was announced, Campbell plans to evaluate strategic alternatives for the brand.

Significant Long-term Shareholder Value Creation Through Sales and Earnings Growth Contribution

The company expects a fast and effective integration given Campbell’s familiarity with the categories and its strong capabilities, processes and proven integration playbook.

The transaction is expected to be accretive to adjusted diluted earnings per share by the second year of ownership, excluding one-time integration expenses and costs to achieve synergies.

Campbell’s supply chain excellence and scale are expected to drive operating synergies, while improving scale efficiency of Campbell’s core operations. The company expects annualized cost synergies to reach approximately $50 million over the next two years.

Campbell will discuss the impact of the acquisition to its fiscal 2024 guidance when the company reports third-quarter earnings in June.

About Campbell

For more than 150 years, Campbell (NYSE:CPB) has been connecting people through food they love. Generations of consumers have trusted us to provide delicious and affordable food and beverages. Headquartered in Camden, N.J. since 1869, the company generated fiscal 2023 net sales of $9.4 billion. Our portfolio includes iconic brands such as Campbell’s, Cape Cod, Goldfish, Kettle Brand, Lance, Late July, Milano, Michael Angelo’s, noosa, Pace, Pacific Foods, Pepperidge Farm, Prego, Rao’s, Snyder’s of Hanover, Swanson and V8. Campbell has a heritage of giving back and acting as a good steward of the environment. The company is a member of the Standard & Poor’s 500 as well as the FTSE4Good and Bloomberg Gender-Equality Indices. For more information, visit www.campbellsoupcompany.com.

Contacts

Investors	Media
Rebecca_Gardy@campbells.com	James_Regan@campbells.com

Forward-Looking Statements

Certain statements in this press release regarding the transaction, including any statements regarding the expected benefits of the transaction, future opportunities, future financial performance and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “aim,” “anticipate,” “believe,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely” “may,” “might,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements.

All forward-looking information is subject to numerous risks and uncertainties, many of which are beyond the control of Campbell, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to:

•	long-term financing for the transaction may not be obtained by Campbell on favorable terms, or at all;

•	the risk that the cost savings and any other synergies from the transaction may not be fully realized by Campbell or may take longer or cost more to be realized than expected, including that the Sovos Brands transaction may not be accretive to Campbell within the expected timeframe or the extent anticipated;

•	the risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation;

•	Campbell’s ability to execute on and realize the expected benefits from its strategy, including growing sales in snacks and growing/maintaining its market share position in soup;

•	the impact of strong competitive responses to Campbell’s efforts to leverage its brand power with product innovation, promotional programs and new advertising; the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies;

•	the ability to realize projected cost savings and benefits from cost savings initiatives and the integration of recent acquisitions;

•	disruptions in or inefficiencies to Campbell’s supply chain and/or operations, including reliance on key supplier relationships;

•	the risks related to the effectiveness of Campbell’s hedging activities and Campbell’s ability to respond to volatility in commodity prices;

•	Campbell’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; changes in consumer demand for Campbell’s products and favorable perception of such brands;

•	changing inventory management practices by certain of Campbell’s key customers;

•	a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the Campbell’s key customers maintain significance to Campbell’s business; product quality and safety issues, including recalls and product liabilities;

•	the possible disruption to the independent contractor distribution models used by certain of Campbell’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification;

•	the uncertainties of litigation and regulatory actions against Campbell’s;

•	the costs, disruption and diversion of management’s attention associated with activist investors;

•	a disruption, failure or security breach of Campbell’s or Campbell’s vendors' information technology systems, including ransomware attacks;

•	impairment to goodwill or other intangible assets;

•	Campbell’s ability to protect its intellectual property rights;

•	increased liabilities and costs related to Campbell’s defined benefit pension plans;

•	Campbell’s ability to attract and retain key talent and other employees, which might require Campbell to use more expensive or less effective resources to support its businesses;

•	goals and initiatives related to, and the impacts of, climate change, including weather-related events;

•	negative changes and volatility in financial and credit markets,

•	deteriorating economic conditions and other external factors, including changes in laws and regulations; and

•	unforeseen business disruptions or other impacts due to political instability, civil disobedience, terrorism, geopolitical conflicts (including the ongoing conflicts between Russia and Ukraine and in Israel and Gaza), extreme weather conditions, natural disasters, other pandemics or other calamities

Additional information concerning these and other risk factors can be found in Campbell’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including Campbell’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The discussion of uncertainties is by no means exhaustive but is designed to highlight important factors that may impact the outlook of Campbell. Campbell disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release except as required by law.

Non-GAAP Financial Measures

This press release includes measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Campbell uses Sovos Brands organic net sales, which are non-GAAP measures, in this press release. For these non-GAAP financial measures, we have included below a reconciliation of the differences between the non-GAAP measure and the most comparable GAAP measure. These non-GAAP measures should be viewed in addition to, and not in lieu of, the comparable GAAP measure.

Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Sovos Brands Reported Net Sales to Organic Net Sales:

	Fiscal Year Ended
($ millions)	December 30, 2023	December 31, 2022
Reported Net Sales	$1,020.4	$878.4
Divestiture(1)	-	(41.2)
53rd Week(2)	-	(18.3)
Organic Net Sales(3)	$1,020.4	$818.9
Organic Net Sales Growth Rate(3)	25%

(1)	Reflects Net Sales for the Birch Benders brand generated in the 53 weeks ended December 31, 2022.

(2)	Reflects Net Sales generated in the 53rd week of Fiscal Year 2022 by the Rao’s, Michael Angelo’s and noosa brands.

(3)	Sovos Brands Organic Net Sales and Organic Net Sales growth are defined as Reported Net Sales or Reported Net Sales growth excluding, when they occur, the impact of a 53rd week of shipments, acquisitions, and divestitures.

Reconciliation of Rao’s Reported Net Sales to Organic Net Sales:

	Fiscal Year Ended
($ thousands)	December 30, 2023	December 31, 2022
Reported Net Sales	$774,706	$580,088
53rd Week (1)	-	(13,743)
Organic Net Sales	$774,706	$566,345
Organic Net Sales Growth	37%

(1)	Reflects Net Sales generated in the 53rd week of Fiscal Year 2022 by Rao’s brand

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